UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2022, Qualigen Therapeutics, Inc. (the “Company”) entered into a Series B Preferred Share Purchase Agreement (the “Series B Purchase Agreement”) with NanoSynex Ltd., a company established under the laws of the State of Israel (“NanoSynex”), pursuant to which it will acquire 381,786 newly authorized Series B preferred shares of NanoSynex, nominal value NIS 0.01 per share (the “Preferred B Shares”) for a total purchase price of $600,000, subject to certain closing conditions described in the Series B Purchase Agreement.

Also on April 29, 2022, the Company entered into a Share Purchase Agreement (the “Series A-1 Purchase Agreement”) with Alpha Capital Anstalt (“Alpha”), pursuant to which it will acquire 2,232,861 Series A-1 preferred shares, nominal value NIS 0.01 each (the “Series A-1 Shares”) of NanoSynex from Alpha in exchange for 3,500,000 shares of Company common stock and pre-funded warrants to purchase 2,432,203 shares of Company common stock, subject to certain closing conditions described in the Series A-1 Purchase Agreement.

Subject to the satisfaction of the applicable closing conditions set forth in the Series B Purchase Agreement and Series A-1 Purchase Agreement, the Company will acquire an approximate 53% interest in the voting securities of NanoSynex.

As a condition to the Series B Purchase Agreement, the Company has agreed to, among other things, enter into a Master Agreement for the Operational and Technological Funding of NanoSynex (the “Funding Agreement”), pursuant to which the Company will agree to fund NanoSynex up to an aggregate of approximately $10.4 million over the following three years, subject to NanoSynex’s achievement of certain performance milestones specified in the Funding Agreement and the satisfaction of other terms and conditions described in the Funding Agreement.

The Company will receive in exchange for any payment made to NanoSynex under the Funding Agreement one or more promissory notes (which may contain convertible features) with a face value equal to the amount paid by the Company to NanoSynex upon satisfaction of the applicable performance milestones. Any promissory notes issued to the Company by NanoSynex under the Funding Agreement will bear interest at a rate of 9.00% per annum on the principal balance from time to time outstanding under the promissory note. The principal and interest under any promissory note issued to the Company under the Funding Agreement will be due and payable upon the sooner to occur of: (i) five years from the date of the particular promissory note; (ii) the acquisition by any person or entity of all or substantially all of the share capital of NanoSynex, through share purchase, issuance of shares or merger of NanoSynex or the purchase of all or substantially all of the assets of NanoSynex; or (iii) the initial public offering of NanoSynex. If at any time, the Company’s ownership of the share capital of NanoSynex on an issued and outstanding basis falls or is reasonably expected to fall below 50.1%, solely as a result of the exercise of existing or future options (or an equivalent instrument) or as a result of issuance of restricted, shares, restricted stock units (or an equivalent instruments), the Company, in its sole discretion, may elect to convert all or any portion of the outstanding principal amount into shares of NanoSynex’s most senior class of preferred shares existing immediately prior to such conversion, subject to the terms and conditions described in the promissory notes so that, following such conversion, the Company will regain 50.1% ownership of NanoSynex’s issued and outstanding share capital.

The Company will also have the right to appoint two directors to the NanoSynex’s board of directors and has elected to designate Michael Poirier, the Company’s Chairman and Chief Executive Officer, and Shishir Sinha, the Company’s Chief Operating Officer and Senior Vice President, Diagnostics, to serve in such positions. The Company has the right to appoint a third director, thereby giving it majority control of NanoSynex’s board of directors, after the Company has funded nine months of operations following the Closing of the Series B Purchase Agreement, pursuant to the Funding Agreement.

As a condition to the Series A-1 Purchase Agreement, the Company has agreed to, among other things, provide Alpha with certain registration rights and has agree to file, within 30 days of the closing, a registration statement (the “Resale Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) covering the resale of all of the shares of the Company’s common stock (including the common stock underlying the pre-funded warrant) to be issued to Alpha under the Series A-1 Purchase Agreement. The Company will agree to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as reasonably practicable.

The foregoing description of the Series B Purchase Agreement, the Series A-1 Purchase Agreement and the Funding Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Series B Purchase Agreement, the Series A-1 Purchase Agreement and the Funding Agreement (attached as an exhibit to the Series B Purchase Agreement), copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

The representations, warranties and covenants contained in the Series B Purchase Agreement and Series A-1 Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K are not intended to be a source of factual, business or operational information about the Company; were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 7.01. Regulation FD Disclosure.

On May 3, 2022, the Company issued a press release announcing the signing of the Series B Purchase Agreement and Series A-1 Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 3, 2022 issued by Qualigen Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: May 4, 2022	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chairman and Chief Executive Officer